NOTE PURCHASE AGREEMENT

(Aggregate Principal Amount: $5,000,000)

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July [*], 2026, by and among Stewards, Inc., a Nevada corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a Secured Convertible Promissory Note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a Common Stock Purchase Warrant.

B. The Company intends to issue Notes in an aggregate principal amount of up to Five Million Dollars ($5,000,000) to up to three (3) unrelated accredited investors. The Notes will have a term of one hundred eighty (180) days, will bear interest at the rate of fifteen percent (15%) per annum and, on the Maturity Date, will automatically convert the outstanding principal amount together with all accrued and unpaid interest into shares of the Company’s common stock at a conversion price of $3.00 per share. Any conversion of a Note prior to the Maturity Date shall require the prior written consent of the Company.

C. Capitalized terms not otherwise defined herein shall have the meanings set forth in the form of Note attached hereto as Exhibit A.

DEFINITIONS

“Charter Documents” means the Articles of Incorporation and Bylaws of the Company, as amended from time to time.

“Majority in Interest” means Investors holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes.

“Material Adverse Effect” means a material adverse effect on the business, assets, financial condition, results of operations, or prospects of the Company and its subsidiaries, taken as a whole.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, and any other agreements, documents, or instruments executed in connection with the transactions contemplated hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       The Notes and Warrants

(a) Issuance of Notes and Warrants. At the Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase:

▪  a Secured Convertible Promissory Note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto; and

▪  a Common Stock Purchase Warrant in the form of Exhibit B hereto (each, a “Warrant”).

The obligations of the Investors to purchase Notes and Warrants are several and not joint.

(b) Security. The Notes will be secured by a first-priority security interest in certain personal property of the Company, as more particularly described in the Security Agreement to be executed and delivered at Closing.

(c) Delivery; Multiple Closings. The sale and purchase of the Notes and Warrants may take place via one or more electronic exchanges of signature pages (each a “Closing”). The Company may sell and issue Notes and Warrants at one or more Closings on the same terms and conditions as those contained herein. At any Closing, the Company will deliver to each Investor the Note and Warrant to be purchased by such Investor against receipt of the corresponding Purchase Price set forth on Schedule I.

(d) Use of Proceeds. The proceeds from the sale of the Notes shall be used to fund payments under the promissory note issued to the Company in connection with the acquisition of HOPCo pursuant to the Letter of Intent dated June 2, 2026, and for general corporate purposes.

(e) Payments. The Company will make all cash payments due under the Notes in immediately available funds by wire transfer to the account designated by each Investor on Schedule I (or as otherwise directed in writing).

(f) Conversion. The Notes shall automatically convert the outstanding principal amount together with all accrued and unpaid interest into Common Stock on the Maturity Date at a conversion price of $3.00 per share in accordance with the terms of the Notes. Any conversion of a Note prior to the Maturity Date shall require the prior written consent of the Company. Cash repayment of a Note on the Maturity Date in lieu of conversion shall require the prior written agreement of the Company.

2.       Representations and Warranties of the Company

The Company represents and warrants to each Investor that:

(a) Due Incorporation; Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified to do business in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

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(b) Authority. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(c) Enforceability. This Agreement and each Note and Warrant constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not and will not (i) violate the Company’s Charter Documents, (ii) violate any judgment, order, statute or regulation applicable to the Company, or (iii) result in a breach of or default under any material agreement to which the Company is a party.

(e) Approvals. No consent, approval or filing with any governmental authority is required in connection with the execution and delivery of this Agreement or the issuance of the Notes and Warrants, except for any notices required to be filed with securities regulators after Closing and any UCC financing statements required to perfect the security interest.

(f) No Violation or Default. The Company is not in violation of or in default under its Charter Documents or any material agreement to which it is a party.

(g) Litigation. Except as set forth on Schedule II, there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company that would reasonably be expected to have a Material Adverse Effect.

(h) Title. The Company has good and marketable title to its assets, free and clear of all liens except as permitted under the Transaction Documents.

3.       Representations and Warranties of Investors

Each Investor, for itself alone, represents and warrants to the Company as follows:

(a) Binding Obligation. Such Investor has full legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) Securities Law Compliance. The Notes and Warrants have not been registered under the Securities Act or any state securities laws. Such Investor is acquiring the Notes and Warrants for its own account for investment purposes only and not with a view to distribution. Such Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

(c) General Solicitation. The Investor is not purchasing the Notes and Warrants as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(d) Access to Information. The Investor has had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and the business and affairs of the Company.

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(e) No Finder’s Fee. No brokerage or finder’s fee is payable by the Investor in connection with this transaction.

(f) No Public Market. The Investor understands that no public market currently exists for the Notes or Warrants and that the Company has no obligation to create one.

4.       Conditions to Closing of the Investors

Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors (or by the Investor with respect to its own Closing, if multiple Closings occur):

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with the U.S. Securities and Exchange Commission or any state securities commissions, the Company shall have obtained all governmental approvals, consents, and authorizations required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject, including all applicable federal and state securities laws.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Investors.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investors this Agreement, each Note to be issued hereunder, and each Warrant to be issued hereunder, and the Security Agreement.

(f) Corporate Documents. The Company shall have delivered to the Investors each of the following:

▪  A copy of the Articles of Incorporation of the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of Nevada;

▪  A copy of the Bylaws of the Company, certified as of the Closing Date by the Secretary of the Company;

▪  A certificate of good standing of the Company issued by the Secretary of State of the State of Nevada, dated as of a recent date prior to the Closing Date; and

▪  Such other documents relating to the existence and good standing of the Company as the Investors may reasonably request.

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(g) Officer’s Certificate. The Company shall have delivered to the Investors a certificate, dated as of the Closing Date and signed by an authorized officer of the Company, certifying that (i) the representations and warranties of the Company set forth in Section 2 are true and correct in all material respects as of the Closing Date, and (ii) the Company has performed and complied with all covenants and agreements required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(h) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

(i) Delivery of Notes and Warrants. The Company shall have delivered to each Investor the Note and Warrant being purchased by such Investor, duly executed by the Company and registered in the name of such Investor.

(j) Perfection of Security Interest. All actions necessary to perfect the security interest granted under the Security Agreement (including the filing of any required UCC financing statements) shall have been taken or shall be taken contemporaneously with Closing.

5.       Conditions to Obligations of the Company

The Company’s obligation to issue and sell the Notes and Warrants at the Closing is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by each Investor in Section 3 hereof shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with the U.S. Securities and Exchange Commission or any state securities commissions, all governmental approvals, consents, and authorizations required to be obtained by the Investors in connection with the purchase of the Notes and Warrants shall have been obtained.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject, including all applicable federal and state securities laws.

(d) Purchase Price. Each Investor shall have delivered to the Company the full Purchase Price for the Note and Warrant being purchased by such Investor, by wire transfer of immediately available funds to an account designated by the Company.

(e) Transaction Documents. Each Investor shall have duly executed and delivered to the Company this Agreement, the Note and Warrant being purchased by such Investor, and any other documents reasonably requested by the Company in connection with the Closing.

(f) Accredited Investor Questionnaire and Supporting Documentation. Each Investor shall have checked the box on the signature page to confirm such Investor’s accredited investor status.

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(g) No Legal Impediment. There shall not be in effect any law, regulation, or order that would prohibit or materially restrict the consummation of the transactions contemplated by this Agreement or the issuance of the Notes and Warrants to the Investors.

(h) Proceedings and Documents. All actions and proceedings required to be taken by the Investors in connection with the transactions contemplated at the Closing, and all documents and instruments required to be delivered by the Investors in connection therewith, shall be reasonably satisfactory in substance and form to the Company.

6.       Miscellaneous

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived, or modified only upon the written consent of the Company and Investors holding a Majority in Interest of the outstanding principal amount of the Notes; provided, however, that no amendment, waiver, or modification shall adversely affect the rights of any Investor disproportionately to the other Investors without the prior written consent of such Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(c) Survival. The representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement and the Closing.

(d) Successors and Assigns. Subject to the restrictions on transfer described in this Agreement, the rights and obligations of the Company and the Investors under this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators, and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes and Warrants. The Notes and Warrants issuable under this Agreement shall be registered. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes and Warrants. Prior to presentation of any Note or Warrant for registration of transfer, the Company shall treat the Person in whose name such Note or Warrant is registered as the owner and holder thereof for all purposes whatsoever, whether or not such Note or Warrant shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note or Warrant, the holder of any Note or Warrant, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense (except as provided below), receive in exchange therefor one or more new Note(s) or Warrant(s), each in the principal amount or number of shares requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered (or the date of the Warrant so surrendered) and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note or Warrant and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note or Warrant executed in the same manner as the Note or Warrant being replaced.

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(f) Assignment by the Company. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(g) Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto (including the Notes and Warrants), constitutes and contains the entire agreement among the Company and the Investors and supersedes any and all prior agreements, negotiations, correspondence, understandings, and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, (ii) sent by confirmed email, (iii) one (1) business day after being sent by overnight courier, or (iv) three (3) business days after being deposited in the U.S. mail, first class with postage prepaid, addressed as follows:

▪  If to the Company:

Stewards, Inc.

[Address]
Attention: Shaun Quin

Email: squin@stewards.com

▪  If to an Investor:

At the address or email set forth on Schedule I hereto, or at such other address or email as such Investor shall have furnished to the Company in writing.

(i) Separability of Agreements; Severability. The Company’s agreement with each of the Investors is a separate agreement, and the sale of the Notes and Warrants to each of the Investors is a separate transaction. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality, or limitation on the enforceability of this Agreement or any part thereof by any Investor, whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic signatures (including DocuSign, Adobe Sign, or similar) and PDF or facsimile copies of signed signature pages shall be deemed original signatures for all purposes.

(k) Further Assurances. Each party agrees to execute and deliver such further documents and instruments and take such further actions as may be reasonably necessary or desirable to carry out the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:
Stewards, Inc.

By: /s/ Shaun Quin___________________

Name: Shaun Quin

Title: Chief Executive Officer

INVESTOR:

By: /s/ Cameron Diviak

Name: Cameron Diviak

Title: Individual

☒ By checking this box, Investor represents that it is an “Accredited Investor” as defined in Rule 501 of Regulation D (see Schedule III).

INVESTOR:

By: /s/ Pieter & Desiree van Staden as Tentants by the Entirety

Name: Pieter & Desiree van Staden as Tentants by the Entirety

Title: Member

☒ By checking this box, Investor represents that it is an “Accredited Investor” as defined in Rule 501 of Regulation D (see Schedule III).

INVESTOR:

By: /s/ Philippus van Staden

Name: Philippus and Celeste van Staden, as Tenants by the Entirety

Title: Mr

☒ By checking this box, Investor represents that it is an “Accredited Investor” as defined in Rule 501 of Regulation D (see Schedule III).

INVESTOR:

By: /s/ Philippus van Staden

Name: Philippus van Staden Roth IRA

Title: Mr

☒ By checking this box, Investor represents that it is an “Accredited Investor” as defined in Rule 501 of Regulation D (see Schedule III).

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SCHEDULE I – SCHEDULE OF INVESTORS(Aggregate: $5,000,000)

Investor Name	Principal Amount of Note	Warrant Shares	Purchase Price
Cameron Diviak	$500,000	166,666	$500,000
Pieter van Staden	$1,500,000	500,000	$1,500,000
Philippus and Celeste van Staden, as Tenants by the Entirety	$2,000,000	666,666	$2,000,000
Philippus van Staden Roth IRA	$1,000,000	333,333	$1,000,000
TOTAL	$5,000,000	1,666,665	$5,000,000

Payment Instructions: [Wire details for each Investor]

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SCHEDULE II – DISCLOSURE SCHEDULE

Due to the nature of the Company's business, the Company may at times be subject to claims and legal actions. The Company is currently not involved in any material legal proceedings.

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SCHEDULE III – ACCREDITED INVESTOR DEFINITION

The Investor will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act") if the Investor is any of the following:

1.                   Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.                   Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.                   Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.                   Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.                   Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, exclusive of the value of such person’s primary residence;

6.                   Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.                   Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.                   Any entity in which all of the equity owners are accredited investors.

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Exhibit A

Form of Secured Convertible Promissory Note

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Exhibit B

Form of Common Stock Purchase Warrant

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